UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 16, 2010

VOIS INC.

(Exact name of registrant as specified in its charter)

Florida	000-33035	95-4855709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8709 Hunters Green Dr., Ste 300, Tampa, Fl	33647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(813) 907-2999

22900 Shaw Road, Suite 111, Sterling, VA 20166

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2010, the Board of Directors appointed Mr. Sam Crowley and Mr. Oliver McGonigle as additional members of the Board of Directors bringing the total membership to five.

Biographical information for Mr. Crowley and Mr. McGonigle is as follows:

Sam Crowley is President and owner of Sam Crowley Consulting, as well as a Director and Chairman of the Audit Committee at US Cellular, the nation's 5th largest cellular provider. Previously, Mr. Crowley was the COO of Gold's Gym where he was responsible for helping Gold's Gym through a management transition under new ownership, and positioning the company for growth. Prior to working with Gold's Gym, Mr. Crowley was brought on board as SVP of Michael's Craft Stores to develop and open scrapbook concept stores. Mr. Crowley also served as the Executive Vice President of Operations of CompUSA where he was one of the key executives that grew CompUSA to a 220 store, $5 billion chain, developing the retail, corporate sales, online sales, call center and customer training businesses. He played an active role in taking the company public and then finally selling to Grupo Carso in 2000. Prior to CompUSA, Mr. Crowley had 10 years experience in executive management in the retail consumer electronics business and 10 years senior management experience in the retail music industry. In addition, Mr. Crowley has done extensive consulting in several industries in the areas of strategy, new store concept development, customer service culture, and operational structure and efficiency.

Oliver McGonigle has been Chairman and CEO of several major companies. He is current owner of Trinity Investment Company. In 2009 he completed a consulting agreement for Wells Fargo on the turnaround of a major Canadian oil field services company. He was Vice Chairman of a venture capital/operator group involved with oil and gas master limited partnerships. From 1985 to 2000 he was President of the Edwin L. Cox Company, a major Dallas-based investment company with operations in retail, cattle, investments and oil and gas. Previously he was controller of Union Pacific Resources Company. He started his career in New York with Deloitte & Co. and eventually joined his client Union Pacific Corp. in its corporate finance department. He is a CPA and holds an MBA. He resides in Dallas and San Diego and spends spare time working with inner-city schools.

We believe that the addition of Mr. Crowley and Mr. McGonigle to our board of directors provides VOIS Inc. with the exceptional talent and broad expertise needed to assist the evolution of our business strategy and move it forward.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOIS INC.

Date: September 16, 2010	By:	/s/ William Marginson
William Marginson,
Chief Executive Officer